UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 20, 2012

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2012, the Board of Directors (the “Board”) of Cabot Microelectronics Corporation (the “Corporation”) and the Compensation Committee of the Board approved the performance goals for the Corporation, upon which cash bonus awards that may be paid to the Corporation’s executive officers and other employees under the Corporation’s Annual Incentive Program (“AIP”), which operates pursuant to the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan (“OIP”), for the fiscal year ending September 30, 2013 (“Fiscal 2013”), are intended to be based.  The performance goals for Fiscal 2013 are financial goals that include revenue, gross margin, earnings per share, and a cash flow measure, and nonfinancial goals that include certain growth objectives.  Any cash bonus award amounts pursuant to the AIP and OIP will be determined for each participant based on levels of attainment of the indicated goals by the Corporation, as well as the attainment of individual performance objectives, as assessed by the Compensation Committee of the Board using its discretion.  Such assessment may include consideration of macroeconomic and other factors, whether or not able to be generally foreseen, that may impact the Corporation’s performance during Fiscal 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION

Date: November 20, 2012	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Vice President and Chief Financial Officer
[Principal Financial Officer]

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